UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

BLACKROCK CAPITAL INVESTMENT CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (Check all boxes that apply):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

BLACKROCK CAPITAL INVESTMENT CORPORATION
 40 EAST 52ND STREET
NEW YORK, NEW YORK 10022

Dear Fellow Stockholder:

We are writing to inform you that the 2022 Special Meeting of Stockholders (the “Special Meeting”) of BlackRock Capital Investment Corporation (the “Company”) has been adjourned until Wednesday, June 1, 2022 to allow us more time to solicit votes.

Our records indicate that as of March 4, 2022, the “Record Date” for the Special Meeting, you held shares of the Company and, therefore, you are entitled to vote on the matter described in the Company’s Definitive Proxy Statement for the Special Meeting (the “Proxy Statement”) as set forth on the proxy card attached thereto, which were mailed to you on or about March 21, 2022. Our records indicate that we have not yet received your vote.

REMEMBER: Your vote is important, no matter how large or small your holdings may be. Please take a moment to vote your shares.

In particular, the Company’s Board of Directors, including the Independent Directors, recommends that you vote your shares in favor of the proposal described in the Proxy Statement and set forth on the proxy card. Voting promptly may help reduce solicitation costs and will stop you from receiving follow up phone calls or mailings.

As the date of the Special Meeting approaches, if we have not received your proxy you may receive a phone call from a representative of Georgeson LLC, the Company’s proxy solicitor, reminding you to exercise your right to vote.

Thank you in advance for your participation and your consideration in this extremely important matter.

Sincerely,

James E. Keenan
Interim Chief Executive Officer